Exhibit 10.10

Equipment Purchase Contract

JW20051217A
PLACE: JINZHOU, LIAONIG

Purchaser   Jinzhou Halla Electrical Equipment Co., Ltd.
Seller                                    OMT Co., Ltd (Korea)

1 Contract commodity
1 set duration tester of alternators

1 set performance tester of alternators 1 set duration tester of starters

Details see relevant catalogues

2 Contract value and currency
1 set duration tester of alternators

USD101,730.00

1 set performance tester of alternators

USD181,500.00

1 set duration tester of starters

USD85,390.00

Total value: USD368,620.00

3 Origin and manufacturer
Korea, OMT Co., Ltd.

4 Packing
New solid wooden case suitable for sea voyage. Any damage caused by packing shall be in the Sellers account

5 Shipping marks
Clear print shall be on four sides of the packing of the case number, dimension, gross weight, net weight, contract number, port of destination, and the receiver

6 Shipping date
The shipping date shall be 30 April, 2005 at a Korea port

7 Departing port
Korea port

8 Destination port
Dalian, China

9 Payment
50% (USD184,310.00) shall be paid by T/T within 30 days after signing of this contract

45% (USD165,879.00) shall be paid by T/T within 30 days after acceptance at Jinzhou Halla Electrical Equipment Co., Ltd. The remaining 5% (USD18,431.00) shall be paid after one year normal operation accounted from the date of acceptance report

10 Documentation: the Seller shall deliver 5 copies of original invoices; packing documentation, etc.

11 Shipping condition: The Seller shall provide the information of the ship via fax 15 day before the agreed-upon date.

12 Shipping notice: Upon completion of the loading, the Seller shall provide the number of the contract, quantity, weight and other necessary information to the Buyer via Fax.

13 Functions and operations of the product: see equipment brochure.

14 Warranty
The Seller shall ensure that the contract equipment are built in accordance with this contract. The Seller shall guarantee that the delivered equipment will remain in ordinary conditions for 12 months.

15 Acceptance:

The Buyer shall make initial inspection of the equipments at the site of the Seller before shipping. The final inspection shall be done after the testing of the equipment at the site of the Buyer

16 Inspection Procedure:

The Seller shall provide the Buyer with written statement that the equipments meet the requirements of this agreement with inspection result attached.

17 Remedies regarding restitution, abatement of the price, return and repairs.

If the Seller is liable for the equipment not meeting the requirement of this agreement, the Buyer has right to ask for remedy within the warranty period as described under Section 14 and 16.

18 Modifications: this Parties may modify the price and delivery date upon mutual agreement.

19 Force majeure:

The Seller is not liable if the delay of delivery is caused by force beyond the control of the Seller. Nevertheless, the Seller shall under has the obligations to deliver the equipments within the shortest period.

20 Delayed delivery and penalty
Other than what is defined in Clause 19, any delayed delivery caused by the Seller shall result in a late fee in the amount of 3% of the sale price each day until the product is delivered, to be deducted from the buyer’s payment.

21  Negotiation: All disputed shall be resolved through negotiation. If the dispute could not be resolved by negotiation, it shall be decided by the court.

22  Governing law
The governing law shall be laws of the People’s Republic of China if this contract is performed in China. The governing law shall be the laws of Korea if this contract is performed in Korea.

24  Appendix.

Jinzhou Halla Electrical Equipment Co., Ltd.
/s/ Jiyan Li

OMT Co., Ltd (Korea)
Seal

December 17th, 2004

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